Exhibit 10.25

September 27, 2005

Mr. Eric Major

President and CEO

K2 Medical, LLC

Suite F-l

751 Miller Drive, SE

Leesburg, VA 20175

Dear Eric:

Fastenetix, LLC, Third Millenium Engineering, LLC, J7 Summit Medical Group, LLC, Techsys Medical, LLC, and Bones Consulting, LLC (the “Fastenetix Assignors”) are parties to an Assignment and Earn-Out Agreement effective March 8, 2004 (the “Agreement”) with K2 Medical, LLC. The Agreement provides that any Earn-Out payable to Assignors shall be paid:

“The Earn-Out in respect of a Product shall be paid directly to the Assignor who contributed the Assigned Intellectual Property upon which such product is based; provided, that, if a Product is based upon Assigned Intellectual Property assigned by more than one Assignor, then such Earn-Out shall be apportioned among the Assignors who assigned such intellectual property in such proportion as they shall agree or, absent such an agreement, in such proportions as K2 shall reasonably determine taking into account the items assigned and the extent to which they were incorporated into the applicable Product.” 5.1

The Fastenetix Assignors hereby agree and instruct K2 Medical, LLC that any Earn-Out due in whole or in part to any of them pursuant to the Agreement shall be paid to Fastenetix, LLC by check or wire transfer as Fastenetix, LLC may from time to time instruct.

The Fastenetix Assignors also hereby agree that, Section 5.2 of the Agreement notwithstanding, in the event that K2 Medical, LLC during the term of the Agreement is or becomes obligated to pay any third party, including the K2 Medical, LLC Board of Scientific Advisors, any royalty on sales of the Denali pedicle screw system sold by K2 Medical, LLC, then K2 Medical may offset the amount of such royalties actually paid to such third party on sales of the Denali pedicle screw system against Earn-Out payments owed and payable to the Fastenetix Assignors on sales of the Denali pedicle screw system in an amount up two percent (2%) of sales. In no event shall such offset of royalties paid to third parties on sales of the Denali pedicle screw system reduce the Earn-Out payable

Mr. Eric Major

September 27, 2005

to the Fastenetix Assignors on sales of the Denali pedicle screw system below four percent (4%) of sales of the Denali pedicle screw system. The foregoing reduction of Earn-Out payments applies only to the Denali pedicle screw system and not to any other product which may be or become subject to the Earn-Out provisions of the Agreement.

In addition, the Fastenetix Assignors hereby agree to accept Class A Common Equity Units of K2 Medical, LLC in lieu of any Earn-Out accruing and payable to any of the Fastenetix Assignors as a result of sales made by K2 Medical, LLC on or before December 31, 2005. K2 Medical, LLC shall, within a reasonable time after K2 Medical, LLC has calculated the Earn-Out due to the Fastenetix Assignors on sales made by K2 Medical, LLC through December 31, 2005 (the “2005 Earn-Out”), issue to Fastenetix, LLC (or such designee(s) as Fastenetix, LLC may direct in writing on or before January 1, 2006) a number of Class A Common Equity Units equal to the 2005 Earn-Out divided by Two Dollars and Fifty Cents ($2.50) per unit.

The Fastenetix Assignors also hereby agree and notify K2 Medical, LLC that any correspondence or notice to any of them pursuant to the Agreement shall be directed to the following address:

Fastenetix, LLC

c/o Joseph P. Errico

29 Deer Path Circle

Green Brook, NJ 08812

The Fastenetix Assignors hereby acknowledge that the name of K2 Medical, LLC was changed to K2M, LLC, and that the notice address for K2 Medical, LLC pursuant to Section 9 of the Agreement has changed and is now:

K2M, LLC

Suite F-l

751 Miller Drive, SE

Leesburg, VA 20175

Attention: Chief Executive Officer

Telecopy No.: (703) 777-4338

Mr. Eric Major

September 27, 2005

Nothing contained herein shall affect or be construed to in any way affect any rights or obligations of K2 Medical, LLC to Assignor Josef Gorek pursuant to the Agreement.

FASTENETIX, LLC

By:
Name:	Joseph P. Errico
Title:	Member

THIRD MILLENIUM ENGINEERING, LLC

By:
Name:	Joseph P. Errico
Title:	Member

J7 SUMMIT MEDICAL GROUP, LLC

By:
Name:	Joseph P. Errico
Title:	Member

TECHSYS MEDICAL, LLC

By:
Name:	Joseph P. Errico
Title:	Member

BONES CONSULTING, LLC

By:
Name:	Joseph P. Errico
Title:	Member